UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 24, 2007

WASHINGTON TRUST BANCORP, INC.
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(Exact Name of Registrant as Specified in Charter)

Rhode Island	0-13091	05-0404671
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23 Broad Street, Westerly, Rhode Island 02891
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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 348-1200

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 30, 2007, Washington Trust Bancorp, Inc. (“Washington Trust” or the “Corporation”) issued a press release in which it disclosed unaudited financial information related to third quarter consolidated earnings and the restatement described in Item 4.02 of this Current Report on Form 8-K.  A copy of the press release relating to such announcement, dated October 30, 2007, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to General Instructions B.2 of Form 8-K, this information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On October 30, 2007, Washington Trust announced that it has identified accounting errors related to sales of certain held-to-maturity investment securities conducted in the second quarter of 2007.  As a result, the Corporation currently expects that it will recognize realized losses incurred in connection with these securities sales and reduce net income for the three-month and six-month periods ended June 30, 2007 by $828 thousand, or six cents per diluted share.  In addition, on the June 30, 2007 consolidated balance sheet the portfolio of held-to-maturity securities will be reclassified to the available-for-sale category, which results in a $1.6 million reduction in shareholders’ equity.  Accordingly, on October 24, 2007, management, in consultation with KPMG LLP, the Corporation’s independent registered public accounting firm, concluded that the Corporation’s interim financial statements for the period ended June 30, 2007 will be restated and that the Corporation’s financial statements for the quarter ended June 30, 2007 should no longer be relied upon.  The Audit Committee of the Corporation’s Board of Directors has thoroughly reviewed this matter and, on October 26, 2007, approved management’s conclusion.

The Corporation will file an amended Form 10-Q for the quarter ended June 30, 2007 reflecting the necessary adjustments with the Securities and Exchange Commission as soon as practicable.  The Corporation will also file an amended Form 10-Q for the quarter ended March 31, 2007 with the Securities and Exchange Commission as soon as practicable to add a subsequent event footnote to disclose the second quarter 2007 transactions described above.

The Audit Committee and management have each discussed with KPMG LLP, the Corporation’s independent registered public accounting firm, the matters disclosed in this Item 4.02 of this Current Report on Form 8-K.

On October 30, 2007, the Corporation issued a press release regarding, among other things, the restatement described in this Item 4.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No.	Exhibit
	99.1	Press Release dated October 30, 2007*

*Filed herewith

Forward-Looking Statements

This Current Report on Form 8-K  contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, success of acquisitions, future operations, market position, financial position, our expected restatement of our historical financial statements, and prospects, plans, goals and objectives of management are forward-looking statements.  The actual results, performance or achievements of the Corporation could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of wealth management assets under administration, reductions in loan demand, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in loan default and charge-off rates, changes in the size and nature of the Corporation’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, the finalization of the financial accounting related to the restatement; unanticipated consequences of the restatement; our ability to coordinate and complete the restatement and file our amended Quarterly Report on Form 10-Q for the period ended June 30, 2007; the review and audit by our independent auditor of our 2007 financial statements; the consequences of the reclassification of the held-to-maturity securities portfolio to the available-for-sale category; the financial impact of the foregoing; and changes in the assumptions used in making such forward-looking statements.  The Corporation assumes no obligation to update forward-looking statements or update the reasons actual results, performance or achievements could differ materially from those provided in the forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date: October 30, 2007	By:	/s/ David V. Devault
David V. Devault
Executive Vice President, Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated October 30, 2007*

* Filed herewith